UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2018

Avangrid, Inc.

(Exact name of registrant as specified in its charter)

New York	001-37660	14-1798693
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

180 Marsh Hill Road Orange, Connecticut	06477
(Address of principal executive offices)	(Zip Code)

(207) 629-1200

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2018, the Board of Directors (the “Board”) of Avangrid, Inc. (the “Corporation”), upon the recommendation of the Compensation, Nominating and Corporate Governance Committee (the “Committee”) of the Board, adopted an annual cash incentive plan entitled the Executive Variable Pay Plan (the “Plan”), pursuant to the Amended and Restated Avangrid, Inc. 2016 Omnibus Incentive Plan approved by the shareholders of the Corporation. The Plan will replace and supersede the Executive Annual Incentive Plan, the Corporation’s prior annual cash incentive plan.

The Plan provides executive officers (including the “named executive officers” as defined in Item 402 of Regulation S-K under the Securities Act of 1933, as amended) and certain other key employees of the Corporation with the opportunity to earn annual incentive compensation through superior management performance and is intended to promote the future growth and success of the Corporation and its affiliates, and enhance the linkage between employee, customer and shareholder interests.

Pursuant to the Plan, each year the Committee will establish, subject to Board approval, a maximum annual incentive opportunity expressed as a percentage of annual base salary for each Plan participant, which is dependent on the participant’s position and the scope of responsibilities. Performance under the Plan is measured based on corporate, business level and individual metrics, which are weighted differently for participants based on their respective roles to reflect the areas where each participant has the most significant impact on the Corporation’s results. The various levels for each performance metric are determined on the basis of key business objectives and expected levels of achievement.

The level of achievement of the corporate metric is the same for each participant under the Plan, including the named executive officers. For 2018, the corporate metrics will be adjusted net profit, adjusted non-reconcilable net operating expenses, total shareholder return, and health and safety incidents. Business and individual metrics are approved at the beginning of each year by the Committee, specific to the participant’s business area objectives and personal functions and responsibilities. Levels of achievement of the business and individual metrics are measured against these pre-established goals and objectives. Payouts under the Plan will be based upon achievement of the performance metrics measured using straight-line linear interpolation. Maximum performance is obtained by achieving 100% of the target performance goal and results in a payout equal to 200% of his base salary for James Torgerson, 110% of their respective base salaries for Richard J. Nicholas and Robert D. Kump, and 90% of her base salary for Sheila Duncan. Sara J. Burns resigned as chief executive officer of Central Maine Power Company, an indirect wholly-owned subsidiary of the Corporation effective December 31, 2017, and is not eligible for a payout under the Plan

On February 15, 2018, Daniel Alcain, the Senior Vice President – Controller of the Corporation, notified the Corporation that his international assignment from Iberdrola, S.A., the Corporation’s majority shareholder, will conclude in April 2018, and he will be returning to a position with Iberdrola, S.A.

The foregoing summary of the Plan is qualified in its entirety by reference to the complete text of the Plan, a copy of which is filed with this current report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Executive Variable Pay Plan.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Executive Variable Pay Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANGRID, INC.

By:	/s/ R. Scott Mahoney
Name:	R. Scott Mahoney
Title:	Senior Vice President – General Counsel and Secretary

Dated: February 21, 2018

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